UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 27, 2006

STERICYCLE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21229	36-3640402
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

28161 North Keith Drive

Lake Forest, Illinois 60045

(Address of principal executive offices)

Registrant’s telephone number, including area code: (847) 367-5910

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.424)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On February 27, 2006, Stericycle International, LLC, a direct wholly-owned subsidiary of the registrant, Stericycle, Inc. (the “Company”), entered into and closed an agreement to purchase all of the outstanding shares of The Sterile Technologies Group Limited (“STG”), an Irish company providing medical waste management services in Ireland, England, Scotland and Wales. The purchase price for the STG shares was approximately $131 million, of which $114 million was paid in cash and $17 million was paid by the assumption of debt.

The sellers of the STG shares were Yeoman International Holdings S.A., Yeoman Investments S.A., The Rogers Group Waste Limited, Desmond Rogers, Niall Wall and William Blyde.

A copy of the share purchase agreement is filed with this report as Exhibit 10.1. A copy of the press release that the Company issued on February 27, 2006 is filed with this report as Exhibit 99.1.

Item 9.01 Financial States and Exhibits

(c) Exhibits

The following exhibits are filed with this report:

10.1	Share Purchase Agreement dated February 27, 2006, relating to the sale and purchase of the shares of The Sterile Technologies Group Limited, entered into by Yeoman International Holdings S.A., Yeoman Investments S.A., The Rogers Group Waste Limited, Desmond Rogers, Niall Wall and William Blyde, as the vendors, and Stericycle International, LLC, as the purchaser

In accordance with Item 601(b)(2) of Regulation S-K, this exhibit omits Schedule 5, Part II, The Proforma Completion Accounts Schedule and Schedule 9, Management Bonus Amounts. The Company will furnish copies of these schedules to the U.S. Securities and Exchange Commission supplementally upon request.

99.1 Press release issued February 27, 2006.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2006.

Stericycle, Inc.

By	/s/ FRANK J.M. TEN BRINK
Frank J.M. ten Brink
Executive Vice President and Chief Financial Officer